EXHIBIT 10.5

AMENDMENT NO. 1, DATED AS OF OCTOBER 17, 2006,
OF THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
FRONT RANGE ENERGY, LLC
TO ADD A SUBSTITUTE MEMBER AND FOR CERTAIN OTHER PURPOSES

By this amendment, dated as of the 17th day of October, 2006, the undersigned parties amend that certain agreement (the “Agreement”), entitled “Second Amended and Restated Operating Agreement of Front Range Energy, LLC,” dated as of October 20, 2005, as follows:

Section 1
ADMISSION OF NEW MEMBER

Pacific Ethanol California, Inc., a California corporation (“Pacific”) is hereby admitted as a member of Front Range Energy, LLC. By signing this Agreement, Pacific shall be bound by all of the terms and conditions of the Agreement as amended by this Amendment.

Section 2
AMENDMENT OF PROVISIONS OF AGREEMENT

The following provisions of the Agreement are amended as follows:

SECTION 6.14 Confidential Information. Without limiting the applicability of any other agreement to which any Member may be subject, a Manager and/or Member shall not, directly or indirectly disclose, either during his, her or its association or employment with the Company or thereafter, any Confidential Information of which such Manager or Member is or becomes aware. A Manager or Member in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft. Notwithstanding the above, a Manager and/or Member may disclose Confidential Information to the extent (i) the disclosure is necessary for the Manager, Member and/or the Company’s agents, representatives, and advisors to fulfill their duties to the Company pursuant to this Agreement and/or other written agreements, (ii) the disclosure is required by law or a court order, (iii) to the extent necessary to enforce rights hereunder and (iv) the disclosure is of a general nature regarding general financial information, return on investment and similar information, including without limitation, in connection with communications to direct and indirect beneficial owners of Units and controlling Persons and general marketing efforts. Notwithstanding the foregoing, (a) this Section 6.14 shall not prohibit the disclosure of Confidential Information by a Member or an affiliate of a Member to the extent such disclosure is reasonably determined to be required under applicable securities laws or under the terms of an applicable listing agreement between any Member or an affiliate of a Member and a national stock exchange,

(b) for all agreements entered into prior to the date hereof between the Company and a Member, or an affiliate of a Member which contain individual provisions concerning the disclosure of confidential information, including but not limited to, Confidential Information as defined herein, which conflict with this Section 6.14, such agreements shall be governed by their individual provisions concerning the disclosure of confidential information, and (c) to the extent that the Company and a Member, or an affiliate of a Member enter into agreements prior to the date hereof which do not contain individual provisions concerning the disclosure of Confidential Information, this Section 6.14 shall control the disclosure of Confidential Information with respect to such agreements and each Member shall cause its affiliates to abide by the terms of this Section 6.14. For purposes of this Section 6.14, “affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

Section 3
AMENDMENT OF EXHIBITS

The following exhibits of the Agreement are amended as follows:

See attached Exhibit A hereto and by this reference incorporated herein.

Section 4
NO OTHER AMENDMENTS

Except as amended by this Amendment, all provisions and exhibits of the Agreement shall remain in full force and effect.

[signature page to follow]

SIGNATURES OF THE PARTIES

/s/ Daniel A. Sanders Daniel A. Sanders
Eagle Energy, LLC By: /s/ David M. Fink Its: David M. Fink - President
ICM Inc. By: /s/ Jerry Jones Its: CFO
Pacific Ethanol California, Inc. By: /s/ Neil M. Koehler Its: Neil M. Koehler

Exhibit A

As of October 17, 2006

NOTE: Exhibit A may be amended from time to time to reflect adjustments to Members’ Accounts.

Member	Units	Cash Capital Contribution	%
Daniel A. Sanders 6867 Hogan Road Gresham, OR 97080	50.000 Class A Units	$-0-	.1%
Daniel A. Sanders 6867 Hogan Road Gresham, OR 97080	12,880.405 Class B Units	$12,880,405	53.72%
Pacific Ethanol California, Inc. 5711 N. West Avenue Fresno, CA 93711	10,094.595 Class B Units	$10,094,595	42.10%
ICM Inc. 310 N. First Colwich, KS 67030k	1,000.000 Class B Units	$1,000,000	4.17%
Total	24,025.000 Units	$23,975,000	100.00%

A-1